UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2024

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	MXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities
As previously disclosed the Form 10-Q for the quarter ended September 30, 2023, in October 2023, MaxLinear, Inc. (“we”, “our” or “Company”) initiated a reduction of our workforce, or the Workforce Reduction. The Workforce Reduction is intended to align our operational needs with the changes in macroeconomic conditions and the demand environment while continuing to support the long-term business strategy by reducing our operating expenses.

As a result of the Workforce Reduction, in the three months ended December 31, 2023, we incurred approximately $10 million to $11 million in restructuring costs primarily related to severance costs and related expenses, and estimate that we will incur approximately $30 million to $40 million in restructuring costs in 2024. Approximately two-thirds of the cost is estimated to be statutory severance benefits in the jurisdictions in which the terminated employees were employed and a significant amount of the remaining one-third of the cost represents non-cash charges related to exiting facilities and writing off of related assets. The estimate of costs that we expect to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. We may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Workforce Reduction. We expect to complete informing affected employees of the Workforce Reduction by the end of the first quarter of 2024.
Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Form 8-K are forward-looking statements including statements relating to the Company’s expectations, forecasts and future events. Such forward-looking statements include, but are not limited to, statements relating to the Company’s business plans and the expected impacts, charges and costs associated with the Workforce Reduction that the Company expects to incur. In some cases, you can identify forward-looking statements by terminology such as “believe,” “estimate,” “intend,” “may,” “plan,” “potentially,” “will,” “expect,” “enable,” “likely” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual events, trends or results could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements based on various factors. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in the Company’s Annual and Quarterly Reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”), and the Company’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this 8-K, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 8, 2024	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Steven G. Litchfield
Steven G. Litchfield
Chief Financial Officer and Chief Corporate Strategy Officer

3